                                                                    EXHIBIT 20.2


                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                  For the November 9, 2001 Determination Date
                          For the 51st Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This
    Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.  First USA Bank, National Association, is Servicer under the Pooling and
    Servicing Agreement.

3.  The undersigned is a Servicing Officer.

4.  The date of this Certificate is November 9, 2001, which is a Determination
    Date under the Pooling and Servicing Agreement

5.  The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was                                         $105,230,289.61

      (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
           Finance Charge Receivables) was                                        $12,124,943.21

      (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of
           Principal Receivables) was                                             $93,105,346.40

6.  The aggregate amount of Receivables as of the end of the last day of the
    preceding Monthly Period was                                                 $802,746,588.54

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to
    Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

9.  The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum
    Aggregate Principal Receivables required to be maintained pursuant to the
    Pooling and Servicing Agreement, is equal to                                  $87,934,543.66

10. The amount, if any, of the withdrawal of the Specified Deposit from the
    Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
    Transfer Date is                                                                       $0.00

Monthly Servicer's Certificate
Page 2 (all amounts in dollars except percentages)

11. Monthly Period Trust Activity
   (a) Trust Activity                                                Total Trust
       =============================================           =========================
       Beginning Aggregate Principal Receivables                     795,062,399.03
       Beginning Excess Funding Account Balance                                0.00
       Beginning Total Principal Balance                             795,062,399.03
       Collections of Finance Charge Receivables                      12,124,943.21
       Discount Percentage                                                     0.00
       Discount Option Receivables Collections                                 0.00
       Net Recoveries                                                          0.00
       Total Collections of Finance Charge Receivables                12,124,943.21
       Total Collections of Principal Receivables                     93,105,346.40
       Net Default Amount                                              3,096,410.24
       Minimum Aggregate Principal Receivables Balance               700,000,000.00
       Ending Aggregate Principal Receivables                        787,934,543.66
       Ending Excess Funding Account Balance                                   0.00
       Ending Total Principal Balance                                787,934,543.66

   (b) Series Allocations (as of 10/31/01)                            Series 1997-1           Series 1998-1           All Series
       =============================================         =======================================================================
       Group Number                                                       1                        2
       Investor Interest                                             300,000,000.00          400,000,000.00         700,000,000.00
       Adjusted Investor Interest                                    300,000,000.00          400,000,000.00         700,000,000.00
       Principal Funding Account Balance                                       0.00                    0.00                   0.00
       Minimum Transferor Interest                                                                                   55,155,418.06

   (c) Group I Allocations                                            Series 1997-1           Total Group I
       =============================================         ================================================
       Investor Finance Charge Collections                             4,576,723.59            4,576,723.59

       Investor Monthly Interest                                       1,493,536.46            1,493,536.46
       Investor Monthly Fees (Servicing Fee)                             375,000.00              375,000.00
       Investor Default Amounts                                        1,168,365.07            1,168,365.07
       Investor Additional Amounts                                             0.00                    0.00
       Total                                                           3,036,901.53            3,036,901.53

       Reallocated Investor Finance Charge Collections                 4,576,723.59            4,576,723.59
       Available Excess                                                1,539,822.06            1,539,822.06

   12. Series 1997-1 Certificates
                                                                      Series 1997-1         All Other           Transferor's
   (a) Investor/Transferor Allocations               Trust              Interest              Series              Interest
       =============================================================================================================================
       Beginning Investor/Transferor Amounts     795,062,399.03      300,000,000.00      400,000,000.00       95,062,399.03
       Beginning Adjusted Investor Interest      795,062,399.03      300,000,000.00      400,000,000.00
       Floating Investor Percentage                 100.000000%          37.732890%          50.310520%
       Fixed Investor Percentage                    100.000000%          37.732890%          50.310520%
       Collections of Finance Chg. Receivables    12,124,943.21        4,576,723.59        6,098,803.29
       Collections of Principal Receivables       93,105,346.40       35,131,337.93       46,841,783.94
       Net Default Amount                          3,096,410.24        1,168,365.07        1,557,820.10

       Ending Investor/Transferor Amounts        787,934,543.66      272,363,250.00      400,000,000.00      115,571,293.66

Monthly Servicer's Certificate.
Page 3 (all amounts in dollars except percentages)

(b)    Monthly Period Funding Requirements            Class A            Class B              Interest              Total
       =============================================================================================================================
       Principal Funding Account                  25,950,000.00                0.00                0.00        25,950,000.00
       Principal Funding Investment Proceeds               0.00                0.00                0.00                 0.00
       Withdrawal from Reserve Account                     0.00                0.00                0.00                 0.00
       Available Reserve Account Amount            1,297,500.00                0.00                0.00         1,297,500.00
       Required Reserve Account Amount             1,297,500.00                0.00                0.00         1,297,500.00

       Coupon                                          6.15000%            6.35000%            3.12500%             6.58034%
       Floating Investor Percentage                   32.63895%            2.64130%            2.45264%            37.73289%
       Fixed Investor Percentage                      32.63895%            2.64130%            2.45264%            37.73289%
       Investor Monthly Interest                   1,329,937.50          111,125.00           52,473.96         1,493,536.46
       Overdue Monthly Interest                            0.00                0.00                0.00                 0.00
       Additional Interest                                 0.00                0.00                0.00                 0.00
         Total Interest Due                        1,329,937.50          111,125.00           52,473.96         1,493,536.46
       Investor Default Amounts                    1,010,635.79           81,785.48           75,943.80         1,168,365.07
       Investor Monthly Fees                         324,375.00           26,250.00           24,375.00           375,000.00
       Investor Additional Amounts                         0.00                0.00                0.00                 0.00
         Total Due                                 2,664,948.29          219,160.48          152,792.76         3,036,901.53

                                                                                             Collateral
(c)    Certificates - Balances and Distributions       Class A            Class B             Interest             Total
       =============================================================================================================================
       Beginning Investor Interest               259,500,000.00       21,000,000.00       19,500,000.00       300,000,000.00
       Monthly Principal - Prin. Funding Account  25,950,000.00                0.00                0.00        25,950,000.00
       Principal Payments                                  0.00                0.00        1,686,750.00         1,686,750.00
       Interest Payments                           1,329,937.50          111,125.00           52,473.96         1,493,536.46
       Total Payments                             27,279,937.50          111,125.00        1,739,223.96        29,130,286.46
       Ending Investor Interest                  233,550,000.00       21,000,000.00       17,813,250.00       272,363,250.00
                                                                                                                        0.00
(d)    Information regarding Payments in respect of the Class A Certificates
       (per $1,000 original certificate principal amount)
       1. Total Payment                                                                                             5.125000
       2. Amount of Payment in respect of Class A Monthly Interest                                                  5.125000
       3. Amount of Payment in respect of Class A Overdue Monthly Interest                                          0.000000
       4. Amount of Payment in respect of Class A Additional Interest                                               0.000000
       5. Amount of Payment in respect of Class A Principal                                                         0.000000

(e)    Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
       1. Total Amount of Class A Investor Charge-Offs                                                                  0.00
       2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                       0.00
       3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                            0.00
       4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
          principal amount                                                                                              0.00
       5. The amount, if any, by which the outstanding Principal Balance of the Class A
          Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                        0.00

(f)    Information regarding Payments in respect of the Class B Certificates
       (per $1,000 original certificate principal amount)
       1. Total Payment                                                                                             5.291667
       2. Amount of Payment in respect of Class B Monthly Interest                                                  5.291667
       3. Amount of Payment in respect of Class B Overdue Monthly Interest                                          0.000000
       4. Amount of Payment in respect of Class B Additional Interest                                               0.000000
       5. Amount of Payment in respect of Class B Principal                                                         0.000000

Monthly Servicer's Certificate.
Page 4 (all amounts in dollars except percentages)

(g)    Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
       1. Amount of reductions in Class B Investor Interest                                                             0.00
       2. Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount            0.00
       3. Total amount reimbursed in respect of reductions of Class B Investor Interest                                 0.00
       4. Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
          certficate principal amount                                                                                   0.00
       5. The amount, if any, by which the outstanding Principal Balance of the Class B
          Certificates exceeds the Class B Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                        0.00

(h)    Information regarding the Distribution in respect of the Collateral Interest
       (per $1,000 original certificate principal amount)
       1. Total distribution                                                                                       89.190972
       2. Amount of distribution in respect of Collateral Monthly Interest                                          2.690972
       3. Amount of distribution in respect of Collateral Overdue Interest                                          0.000000
       4. Amount of distribution in respect of Collateral Monthly Principal                                        86.500000

(i)    Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
       1. Amount of reductions in Collateral Interest                                                                   0.00
       2. Total amount reimbursed in respect of reductions of Collateral Interest                                       0.00

(j)    Application of Reallocated Investor Finance Charge Collections
       1. Class A Available Funds                                                                               3,959,219.77

          a.  Class A Monthly Interest                                                                          1,329,937.50
          b.  Class A Overdue Monthly Interest                                                                          0.00
          c.  Class A Additional Interest                                                                               0.00
          d.  Class A Servicing Fee                                                                               324,375.00
          e.  Class A Investor Default Amount                                                                   1,010,635.79
          f.  Excess Spread                                                                                     1,294,271.48

       2. Class B Available Funds                                                                                 320,186.90

          a.  Class B Monthly Interest                                                                            111,125.00
          b.  Class B Overdue Monthly Interest                                                                          0.00
          c.  Class B Additional Interest                                                                               0.00
          d.  Class B Servicing Fee                                                                                26,250.00
          e.  Excess Spread                                                                                       182,811.90

       3. Collateral Holder Available Funds                                                                       297,316.92

          a.  Excess Spread                                                                                       297,316.92

       4. Total Excess Spread                                                                                   1,774,400.30

Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)

(k)    Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
       1.  Beginning Excess Spread                                                                              1,774,400.30
       2.  Excess Finance Charge Collections                                                                            0.00
       3.  Applied to fund Class A Required Amount                                                                      0.00
       4.  Unreimbursed Class A Investor Charge-Offs                                                                    0.00
       5.  Applied to fund Class B Required Amount                                                                 81,785.48
       6.  Reductions of Class B Investor Interest treated as Available Principal Collections                           0.00
       7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                           52,473.96
       8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee          24,375.00
       9.  Collateral Investor Default Amount treated as Available Principal Collections                           75,943.80
       10. Reductions of Collateral Interest treated as Available Principal Collections                                 0.00
       11. Deposit to Reserve Account (if required)                                                                     0.00
       12. Applied to other amounts owed to Collateral Interest Holder                                                  0.00
       13. Balance to constitute Excess Finance Charge Collections for other series                             1,539,822.06

13.    Trust Performance
(a)    Delinquencies
       1.  30-59 days                                                                                          10,956,562.73
       2.  60-89 days                                                                                           6,228,227.38
       3.  90 days and over                                                                                    10,167,415.50
       4.  Total 30+ days delinquent                                                                           27,352,205.61

(b)    Base Rate
       a.  Current Monthly Period                                                                                   7.97415%
       b.  Prior Monthly Period                                                                                     8.01223%
       c.  Second Prior Monthly Period                                                                              8.06741%
(c)    Three Month Average Base Rate                                                                                8.01793%

(d)    Portfolio Yield (gross portfolio yield less net defaults)
       a.  Current Monthly Period                                                                                  13.63343%
       b.  Prior Monthly Period                                                                                    12.84116%
       c.  Second Prior Monthly Period                                                                             14.69181%
(e)    Three Month Average Portfolio Yield                                                                         13.72214%

(f)    Excess Spread Percentage
       a.  Current Monthly Period                                                                                   6.15929%
       b.  Prior Monthly Period                                                                                     5.32894%
       c.  Second Prior Monthly Period                                                                              7.12440%
(g)    Three Month Average Excess Spread Percentage                                                                 6.20421%

(h)    Monthly Payment Rate (total collections/beginning aggregate principal receivables)                          13.23548%

(i)    Portfolio Adjusted Yield                                                                                     5.65929%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 09th day of November.



                               First USA Bank, National Association, as Servicer

                               By: /s/ Tracie Klein
                                   -----------------------------
                               Name:  Tracie Klein
                               Title: First Vice President